Exhibit 10.54
Executive Officer Compensation Summary
Alseres Pharmaceuticals, Inc.’s (“the Company’s”) executive officers consist of (i) Peter G. Savas, Chairman and Chief Executive Officer; (ii) Mark J. Pykett, President and Chief Operating Officer; and (iii) Kenneth L. Rice, Jr., Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary.
2009 Base Salary. No Incentive Compensation was earned or paid in 2009.

2009 Base Salary
Mr. Savas	$408,085
Mr. Pykett	$304,260
Mr. Rice	$257,284